Exhibit 10.1

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) dated as of June 4 , 2021 (“Effective Date”) is entered into by and between BWL Investments Ltd. (the “Transferor”) and Reactive Medical Labs Inc., a Delaware corporation (the “Transferee”). Reactive Medical Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”) has executed this Agreement solely to acknowledge the transfer of the shares of Company effected hereby.

Recitals

A. Transferor is the legal and beneficial owner of 100 common shares in the capital of Company which constitutes all of the issued and outstanding shares in the capital of Company (the “Shares”);

B. Transferor desires to sell and transfer to Transferee all of the Shares upon the terms and conditions set forth in this Agreement.

C. Transferee desires to purchase from Transferor all of the Shares upon the terms and conditions set forth in this Agreement.

D. Transferor is an existing shareholder of Transferee; and

E. Following the transfer of the Shares pursuant to this Agreement, Transferee will be the sole shareholder of Company and there will be no remaining obligations (of an economic nature or otherwise) owed by Company or Transferee to Transferor, relating to Company’s shares or any past contributions to capital which may have been made.

NOW, THEREFORE, in consideration of the foregoing, Transferor and Transferee agree as follows:

1. Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, (i) in full satisfaction of all past contributions to capital of Company made by Transferor and (ii) as full consideration for the purchase of all of the Shares owned by Transferor, Transferee shall pay Transferor an aggregate purchase price of Ten Dollars ($10.00) in the lawful currency of Canada (the “Purchase Price”). Following the transfer of the Shares pursuant to this Agreement, Transferee will be the sole shareholder of Company and there will be no remaining obligations (of an economic nature or otherwise) owed by Company or Transferee to Transferor, relating to Company’s shares or any past contributions to capital of Company which may have been made from time to time by Transferor.

2. Closing. The closing of the transfer and sale of the Shares pursuant to the terms of this Agreement shall occur simultaneously with the execution and delivery of this Agreement (the “Closing”). At the Closing, Transferor shall deliver share certificate No. 3 representing the Shares together along with a duly executed instrument of transfer, and stock power of attorney separate from certificate transferring the ownership of the Shares to Transferee, as attached hereto as Exhibit A.

3. Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that the following statements are true and correct as of the date hereof:

(a) Transferor has full right, capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferor and, assuming execution and delivery by Transferee, constitutes the legal, valid and binding obligation of Transferor enforceable in accordance with its terms and conditions, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or other laws of general application affecting creditors’ rights generally or by general principles of equity.

(b) Transferor is the owner, beneficially and of record, of the Shares and has good, valid, and marketable title to the Shares free and clear of any liens, encumbrances, security interests, restrictions or claims, with full power and authority to deliver title to the Shares to Transferee in accordance with the terms of this Agreement.

(c) Transferor has reviewed with its own tax advisors the federal, state, foreign and local tax consequences of the transaction contemplated by this Agreement. Transferor has relied solely on such advisors and not on any statements or representations of Company, Transferee or any of their respective agents.

4. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor that the following statements are true and correct as of the date hereof.

(a) Transferee has the full right, capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Transferee, and assuming execution and delivery by Transferor, constitutes the legal, valid and binding obligation of Transferee enforceable in accordance with its terms and conditions, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or other laws of general application affecting creditors’ rights generally or by general principles of equity.

(b) Transferee has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. Further, Transferee has had the opportunity to discuss Company’s business, management and financial affairs with Company’s management. Transferee has consulted with its business, tax and legal advisors with respect to this Agreement and the transfer of the Shares.

5. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Transferor and Transferee and their successors and assigns.

7. Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement. Signatures received by facsimile shall be deemed to be original signatures.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of law provisions thereof.

9. Legal Representation. Coblentz Patch, Duffy & Bass LLP (the “Firm”) is counsel for the Transferee and has acted in that capacity in connection with the preparation of this Agreement. Transferor acknowledges that the Firm has not represented it and further that the Firm has advised Transferor to retain separate counsel to advise them in connection with this Agreement and any tax, regulatory or securities law issue which may arise in connection with the transfer of the Shares.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

TRANSFEROR:

BWL INVESTMENTS LTD.

By:	/s/ Braeden Lichti
Name:	Braeden Lichti
Title:	Director

TRANSFEREE:

REACTIVE MEDICAL LABS INC.,
a Delaware Corporation

By:	/s/ Braeden Lichti
Name:	Braeden Lichti
Title:	President

COMPANY:

REACTIVE MEDICAL INC., a
British Columbia company

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Financial Officer

Exhibit A

INSTRUMENT OF TRANSFER AND STOCK POWER OF ATTORNEY

(Assignment Separate From Certificate)

FOR VALUE RECEIVED, BWL Investments Ltd. does hereby sell, assign and transfer to Reactive Medical Labs Inc. an aggregate of 100 shares in the capital of Reactive Medical Inc., a company incorporated under the laws of British Columbia, standing in his name on the books of said company and represented by the certificate no. 3 and hereby irrevocably constitutes and appoints Harper Grey LLP, as its power of attorney to transfer said shares on the books of said company.

Dated: June 4 , 2021	BWL INVESTMENTS LTD.

	By:	/s/ Braeden Lichti
	Name:	Braeden Lichti
	Title:	Director

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